                                                                    Exhibit 20.1


                               IVANHOE MINES LTD.
                         Suite 654 - World Trade Centre
                                999 Canada Place
                      Vancouver, British Columbia, V6C 3E1

                            MANAGEMENT PROXY CIRCULAR


THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED TO THE COMMON SHAREHOLDERS ("SHAREHOLDERS") OF IVANHOE MINES LTD. (THE "CORPORATION") BY MANAGEMENT OF THE CORPORATION IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING (THE "MEETING") OF THE SHAREHOLDERS TO BE HELD AT 1:30 P.M., LOCAL TIME, ON JUNE 25, 2002 IN THE FAIRMONT WATERFRONT, MALASPINA ROOM, 900 CANADA PLACE, VANCOUVER, BRITISH COLUMBIA, AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE NOTICE OF MEETING. UNLESS OTHERWISE STATED, THIS MANAGEMENT PROXY CIRCULAR CONTAINS INFORMATION AS AT MAY 10, 2002.

SOLICITATION OF PROXIES

The solicitation of proxies by management will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation.

All costs of this solicitation will be borne by the Corporation.

APPOINTMENT OF PROXYHOLDERS

A shareholder entitled to vote at the Meeting may, by means of proxy, appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the Meeting for the shareholder and on the shareholder's behalf.

The individuals named in the accompanying form of proxy are directors and/or officers of the Corporation. A SHAREHOLDER MAY APPOINT, AS PROXYHOLDER OR ALTERNATE PROXYHOLDER, A PERSON OR PERSONS OTHER THAN ANY OF THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY, AND MAY DO SO EITHER BY INSERTING THE NAME OR NAMES OF SUCH PERSONS IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY OR BY COMPLETING ANOTHER SUITABLE FORM OF PROXY.

An appointment of a proxyholder or alternate proxyholders will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, (a "Proxy") is deposited with CIBC Mellon Trust Company, by facsimile (604) 688-4301 or (416) 363 9524, by mail to P.O. Box 1900, Vancouver, B.C. V6E 3X1, or 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9, or by hand, to Suite 1600, The Oceanic Plaza, 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

REVOCATION OF PROXIES

A shareholder who has given a Proxy may revoke the Proxy

         (a) by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing

              (i) with CIBC Mellon Trust Company, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used,

              (ii) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, at which the Proxy is to be used,

              (iii) with the chairman of the Meeting on the day of the Meeting or an adjournment thereof, or

         (b)  in any other manner provided by law.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

EXERCISE OF DISCRETION

On a poll, the nominees named in the accompanying form of Proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholder. The Proxy will confer discretionary authority on the nominees named therein with respect to

         (a) each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

         (b) any amendment to or variation of any matter identified therein, and

         (c)  any other matter that properly comes before the Meeting.

IN RESPECT OF A MATTER FOR WHICH A CHOICE IS NOT SPECIFIED IN THE PROXY, THE NOMINEES NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE SHARES REPRESENTED BY THE PROXY AT THEIR OWN DISCRETION FOR THE APPROVAL OF SUCH MATTER.

As of the date of this Management Proxy Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the meeting, each nominee named in the accompanying form of Proxy intends to vote thereon in accordance with the nominee's best judgment.

VOTES NECESSARY TO PASS RESOLUTIONS

The Corporation's by-laws provide that a quorum for the transaction of business at the Meeting consists of at least one individual present and holding, or representing by proxy the holder(s) of, shares carrying in the aggregate not less than five percent (5%) of the shares entitled to vote at the Meeting.

Under the Yukon Business Corporations Act (the "YBCA") a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass all special resolutions.

At the Meeting, shareholders will be asked to consider and, if deemed warranted, to pass an ordinary resolution, the full text of which is set out under "Particulars of Matters to be Acted Upon - Equity Incentive Plan Resolution" in this Management Proxy Circular (the "Equity Incentive Plan Resolution"), authorizing the Company to amend the Employees' and Directors' Equity Incentive Plan and to provide that a maximum of 20,000,000 common shares of the Company may be allocated for issuance pursuant to incentive stock options, and bonus awards that may be granted under such Plan or pursuant to employee purchase agreements made under such Plan.

The Equity Incentive Plan Resolution is an ordinary resolution and as such, requires approval by a majority of the votes cast by shareholders at the Meeting.

Shareholders will also be asked to elect directors and appoint auditors for the ensuing year. If there are more nominees for election as directors or appointment as the Corporation's auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

VOTING SHARES

The Corporation has an authorized capital consisting of an unlimited number of Common Shares without par value and an unlimited number of Preference Shares without par value.

As of May 10, 2002, the Corporation had issued 199,151,572 fully paid and non-assessable Common Shares without par value, each carrying the right to one vote. As of such date no Preference Shares were issued or outstanding.

A holder of record of one or more common shares on the securities register of the Corporation at the close of business on May 10, 2002 (the "Record Date") who either attends the Meeting personally or deposits a proxy in the manner and subject to the provisions described above will be entitled to vote or to have such share or shares voted at the Meeting, except to the extent that

         (a) the shareholder has transferred the ownership of any such share after the Record Date, and

         (b) the transferee produces a properly endorsed share certificate for, or otherwise establishes ownership of, any of the transferred shares and makes a demand to CIBC Mellon Trust Company no later than 10 days before the Meeting that the transferee's name be included in the list of shareholders in respect thereof.

NOTICE TO HOLDERS OF CHESS UNITS OF FOREIGN SECURITIES OVER COMMON SHARES TRADED ON THE AUSTRALIAN STOCK EXCHANGE

In Australia the "holders" of the Company's common shares traded on the Australian Stock Exchange do not actually hold the shares but rather CHESS Units of Foreign Securities ("CUFS"), a form of depositary receipt. The shares are held by the Company's depositary nominee, CHESS Depositary Nominees Pty Ltd ("CDN").

If you are a holder of CUFS you cannot vote personally at the meeting. However, you may direct CDN on how it should vote on the resolutions described in the Notice of Meeting and Management Proxy Circular. If you do so, CDN will cast proxy votes in accordance with your directions. You are also permitted to attend the Meeting.

If you wish to direct CDN on how it should vote on the resolutions you should complete the attached `Direction to CDN Form' and return it to Advanced Share Registry Services ("ASRS"), Level 7, 200 Adelaide Terrace, Perth, Western Australia, 6000, Australia (Telephone: +61 8 9221 7288, Facsimile: +61 8 9221
7869). You must complete the form and return it to ASRS by 5pm (Perth time) on 21 June 2002.

Please note that as a CUFS holder you must complete the `Direction to CDN Form' not the Proxy form.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many holders of Common Shares as a substantial number of holders of Common Shares do not hold their Common Shares in their own name.

 Holders of Common Shares who do not hold their Common Shares in their own name (referred to in this Information Circular as "Beneficial Holders of Common Shares") should note that only proxies deposited by holders of Common Shares whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If the Common Shares are listed in an account statement provided to a holder of common Shares by a broker, then in almost all cases those shares will not be registered in the name of the holder of the Common Shares on the records of the Corporation. Such Common Shares will more likely be registered under the names of the holders' of Common Shares broker or an agent of that broker. In Canada, the vast majority of shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Holder of Common Shares. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. Therefore, Beneficial Holders of Common Shares should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Holders of Common Shares in order to ensure that their Common Shares are voted at the Meeting. The purpose of the Instrument of Proxy or other form of proxy supplied to a Beneficial Holder of Common Shares by its broker (or agent of the broker) is limited to instructing the registered holder of common Shares (the broker or agent of the broker) how to vote on behalf of the Beneficial Holder of common

Shares. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation ("IICC"). IICC typically mails a special proxy form to the Beneficial Holders of common Shares and asks Beneficial Holders of Common Shares to return such proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Holder of Common Shares receiving a proxy form from IICC cannot use that proxy to vote Common Shares directly at the Meeting - the proxy must be returned to IICC well in advance of the Meeting in order to have the Common Shares voted at the meeting.

Although a Beneficial Holder of Common Shares may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker (or agent of the broker), a Beneficial Holder of Common Shares may attend at the Meeting as proxy holder for the registered holder of Common shares and vote the common Shares in that capacity. Beneficial Holders of common shares who wish to attend at the Meeting and indirectly vote their Common Shares as proxy holder for the registered holder of Common Shares should enter their own names in the blank space on the Instrument of Proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

PRINCIPAL HOLDERS OF SECURITIES

To the knowledge of the directors and senior officers of the Corporation, the only persons who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to the outstanding Common Shares of the Corporation, the approximate number of common shares so owned, controlled or directed and the percentage of voting shares of the Corporation represented by such shares and the share ownership by the current directors and senior officers of the Company as a group are:


                                     NUMBER OF SHARES OWNED,         PERCENTAGE OF
NAME AND ADDRESS                     CONTROLLED OR DIRECTED       SHARES OUTSTANDING
-------------------------------- ------------------------------- ---------------------
Robert M. Friedland
Hong Kong                                100,758,334                    50.59%
-------------------------------- ------------------------------- ---------------------

Directors and Officers as a
group(1)                                 101,397,642 (2)                 50.91%
-------------------------------- ------------------------------- ---------------------


(1) The directors and officers, as a group, hold 6,378,000 common shares issuable upon exercise of incentive stock options.

(2) Includes 100,758,334 shares held directly and indirectly by Robert M. Friedland.

ELECTION OF DIRECTORS

The Articles of the Corporation provide that the number of directors of the Corporation will be a minimum of 3 and a maximum of 9. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director's office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual meeting of the corporation or, if no director is then elected, until a successor is elected.

The following table sets out the names of management's nominees for election as directors, all major offices and positions with the Corporation and any of its significant affiliates each now holds, each nominee's principal occupation, business or employment, the period of time during which each has been a director of the Corporation and the number of shares of the Corporation beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at May 10, 2002.

                                                                                      Period a       Shares Beneficially
            Name and Position                Principal Occupation, Business or     Director of the    owned, controlled
                                                       Employment(1)                 Corporation      or directed(1)(2)
------------------------------------------ -------------------------------------- ------------------ ---------------------
ROBERT M. FRIEDLAND                        Chairman, Ivanhoe Mines Ltd. (March       March, 1994              100,758,334
Chairman and Director                      1994 - present); Chairman and
                                           President, Ivanhoe Capital
                                           Corporation
------------------------------------------ -------------------------------------- ------------------ ---------------------

R. EDWARD FLOOD(4)                         Deputy Chairman of the Corporation        March, 1994                  147,450
Deputy Chairman and Director               (May 1999 - present); Senior
                                           Analyst, Haywood Securities (May
                                           2000 - November 2001)
------------------------------------------ -------------------------------------- ------------------ ---------------------

GORDON L. TOLL(4)                          Senior Vice-President, Ivanhoe            March, 1996                  322,500
Deputy Chairman and Director               Capital Corp (December 1995 -
                                           present).; Chairman, Emperor Mines
                                           Limited (January 1999 - present)
------------------------------------------ -------------------------------------- ------------------ ---------------------

DANIEL KUNZ                                President of the Corporation (June       January, 2001                 119,358
President, and Director                    2000 - Present)  Chief Operating
                                           Officer (September 1998 - to June
                                           2001);
                                           Executive Vice President Corporate
                                           Development (June 1997 - June 2000)
------------------------------------------ -------------------------------------- ------------------ ---------------------

JOHN WEATHERALL(3)                         President, Scarthingmoor Assets           June, 1996                    50,000
Director                                   Management Inc.
                                           (January, 1996 - present)
------------------------------------------ -------------------------------------- ------------------ ---------------------

KJELD THYGESEN(3)                          Managing Director of Lion Resource      February, 2001                     NIL
Director                                   Management (1989 - present)
------------------------------------------ -------------------------------------- ------------------ ---------------------

                                                                                      Period a       Shares Beneficially
            Name and Position                Principal Occupation, Business or     Director of the    owned, controlled
                                                       Employment(1)                 Corporation      or directed(1)(2)
------------------------------------------ -------------------------------------- ------------------ ---------------------
ROBERT HANSON                              Chairman of Hanson Capital Limited      February, 2001                     NIL
Director                                   (February 1998 - present);Chairman
                                           of Hanson Transport Group (1996 to
                                           present); Chairman of Hanson Pacific
                                           Limited (March 1994 - 1997);
                                           Director, Hanson PLC (1990-1997)
------------------------------------------ -------------------------------------- ------------------ ---------------------

MARKUS FABER(3)                            Managing Director, Marc Faber Ltd.      February, 2002                     NIL
Director                                   (1990 to present)
------------------------------------------ -------------------------------------- ------------------ ---------------------

(1) The information as to principal occupation, business or employment and shares beneficially owned, controlled or directed by a nominee is not within the knowledge of the management of the Corporation and has been furnished by the nominee.

(2) Does not include unissued common shares issuable upon the exercise of incentive stock options. See "Voting Shares".

(3)   Indicates members of the Audit Committee

(4)   Indicates members of the Compensation Committee

PARTICULARS OF MATTERS TO BE ACTED UPON

EQUITY INCENTIVE PLAN RESOLUTION

Summary

The Company is seeking authorization from its shareholders at the Meeting to amend the Company's Employees' and Directors' Equity Incentive Plan (the "Plan") to increase the maximum number of common shares of the Company which may be allocated for issuance pursuant to incentive stock options and bonus awards or pursuant to employee purchase arrangements under the Plan from 15,000,000 to 20,000,000 common shares. The Toronto Stock Exchange has approved this amendment, subject to approval by the shareholders at the Meeting.

Purpose of Resolution

Section 5.1 of the Plan currently provides that the aggregate number of common shares of the Company that may be issued under the Plan shall not exceed 15,000,000 common shares.

As of the date hereof, the 15,000,000 common shares issuable under the Plan have been issued or reserved for issuance as follows:

Shares issued upon exercise of incentive stock options          -      1,243,775
Shares reserved for issuance pursuant to unexercised            -     12,881,769
incentive stock options

Shares issued pursuant to share purchase plan                   -        455,837
Shares issued pursuant to bonus awards                          -        352,060
Unallocated shares available for future grants of incentive     -         66,559
stock options, share purchases or bonus awards
                                                                      ----------
                                            TOTAL:                    15,000,000


The Company believes that awards under the Plan are an effective means of rewarding corporate and individual performance. To provide the Company with the continued flexibility of granting such awards under the Plan, the Company is seeking approval from the shareholders at the Meeting to increase the number of common shares of the Company issuable under the Plan to a maximum of 20,000,000 common shares.

Text of Resolution

At the Meeting the shareholders of the Company will be asked to approve the Equity Incentive Plan Resolution, the text of which is as follows:

"RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. the amendment to Section 5.1 of the Plan, by deleting the reference to "15,000,000 Shares" and replacing it with a reference to "20,000,000 Shares" is hereby consented to and approved; and

2. the Board of Directors of the Company is hereby authorized to implement the Plan as amended."

The Equity Incentive Plan Resolution is an ordinary resolution and, in order to be considered approved, requires the affirmative vote of shareholders holding a majority of the common shares of the Company voted at the Meeting.

EXECUTIVE COMMITTEE

The Corporation does not have an Executive Committee of the Board of Directors.

APPOINTMENT OF AUDITORS

Deloitte & Touche, Chartered Accountants, will be nominated at the Meeting for re-appointment as auditors of the Corporation at a remuneration to be fixed by the directors. Deloitte & Touche have been auditors of the Corporation since January 1995.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed below or elsewhere in this Management Proxy Circular, no insider and no associate or affiliate of any such insider, has any material interest, direct or indirect, in any material transaction since the commencement of the Corporation's last financial year or in any proposed transaction, which, in either case, has materially affected or would materially affect the Corporation, other than as set out below.

The Corporation is a party to cost sharing agreements with other companies in which Robert M. Friedland has a material direct or indirect beneficial interest. Through these agreements, we share office space, furnishings, equipment and communications facilities in Vancouver, Singapore and London and an aircraft on a cost recovery basis.

The Corporation also shares the costs of employing administrative and non-executive management personnel in these offices. During the year ended December 31, 2001, our share of these costs was US$3,077,000. The companies with which the Corporation is a party to the cost sharing agreements, and Mr. Friedland's ownership interest in each of them, are as follows:

                                                              R.M. FRIEDLAND
         COMPANY NAME                                       OWNERSHIP INTEREST
         ------------                                       ------------------
         Ivanhoe Energy Inc.                                        33.40%
         Ivanhoe Capital Corporation                               100.00%
         African Minerals Ltd.                                      54.95%
         Diamond Fields International Ltd.                           7.72%
         Pangaea Energy International Ltd.                          72.00%


EXECUTIVE COMPENSATION

In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of the Company's President and Chief Executive Officer as at December 31, 2000, and each of the four most highly compensated executive officers ("Named Executive Officers") whose annual compensation exceeded $100,000 in the year ended December 31, 2001. During the year ended December 31, 2001, the aggregate compensation paid to all officers of the Company who received more than $40,000 in aggregate compensation during such period was US$1,134,065.


SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation paid during the years ending December 31, 1999, 2000 and 2001 to each of the Named Executive Officers of the Corporation.


                                               Annual Compensation                     Long Term Compensation
                                  --------------------------------------------- ---------------------------------------
                                                                                          Awards           Payouts
                                                                                --------------------------------------
                                                                                 Securities   Restricted
                                                                                   Under       Shares or
                                                                      Other       Options/    Restricted
                                                                      Annual        SARs         Share        LTIP      All Other
Name and                              Salary           Bonus       Compensation   Granted        Units       Payout    Compensation
Principal Position       Year(1)      (US$)            (US$)          (US$)         (#)          (US$)       (US$)        (US$)
------------------       -------     -------          ------       ------------ -----------  ------------   --------  --------------
DANIEL KUNZ                2001      250,000                                       1,578,000                               6,700
President                  2000      200,000          35,000                                                              22,104
                           1999      150,000          55,888                                                              52,354
                                                     (60,400)(3)

GORDON TOLL                2001      202,593                                       1,550,000                               2,207
Deputy Chairman            2000        N/A
                           1999        N/A

                                               Annual Compensation                     Long Term Compensation
                                        -------------------------------------- -------------------------------------
                                                                                         Awards           Payouts
                                                                               --------------------------------------
                                                                                Securities   Restricted
                                                                                  Under       Shares or
                                                                     Other       Options/    Restricted
                                                                     Annual        SARs         Share        LTIP      All Other
Name and                                 Salary        Bonus      Compensation   Granted        Units       Payout    Compensation
Principal Position          Year(1)      (US$)         (US$)         (US$)         (#)          (US$)       (US$)        (US$)
------------------          -------     -------       ------      ------------ -----------  ------------   --------  --------------


EDWARD C. ROCHETTE(2)         2001      156,619                                     682,500                               2,381
Senior Vice-President         2000      143,628                                                                          38,635
Legal and Administration      1999      117,112       57,646                                                              2,740
                                                     (62,300)(3)

DOUGLAS KIRWIN                2001      150,000                                     182,500                              36,000
Senior Vice-President         2000      109,200                                                                          39,023
Exploration                   1999      109,200                                                                           3,728

JAIME TRONCOSO                2001      150,000                                     176,667
Vice-President,               2000      150,000                                                                           1,860
Kazakhstan                    1999      162,000       43,027                         43,333
                                                     (46,500)(3)

(1) All three years are entered for each reporting executive officer, however, the compensation figures are reported from the year the executive officer was required to report.

(2) In each of the years described, Mr. Rochette's compensation was pro-rated consistent with time spent on the business of the Corporation.

(3) Common shares were granted to certain Named Executive Officers on October 4, 1999 at a deemed value of Cdn$1.39 per Share.


LONG TERM INCENTIVE PLAN

The Corporation does not presently have a long-term incentive plan for its executive officers.

OPTIONS/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

The following Options/SARs were granted to Named Executive Officers in the financial year ended December 31, 2001:

                                                                                 MARKET VALUE OF
                                                                                    SECURITIES
                                               % TOTAL                              UNDERLYING
                                              OPTIONS/SAR                        OPTIONS/SARS ON
                        SECURITIES UNDER      GRANTED TO       (1)EXERCISE OR      THE DATE OF
                          OPTIONS/SAR         EMPLOYEES IN       BASE PRICE          GRANT(1)
NAME                      GRANTED (#)       FINANCIAL YEAR      ($/SECURITY)      ($/SECURITY)         EXPIRATION DATE
----------------------- ------------------ ------------------- ----------------- -----------------  ---------------------
Dan Kunz                        1,078,000               12.32       $1.20              $1.18             Jan 25/06
                                  500,000                5.72       $1.70              $1.18        Performance Based(2)
----------------------- ------------------ ------------------- ----------------- ------------------ ---------------------
Gordon Toll                     1,500,000               17.15       $1.20              $1.18             Jan 25/06
                                   50,000                0.57       $1.70              $1.18        Performance Based(2)
----------------------- ------------------ ------------------- ----------------- ------------------ ---------------------
Edward Rochette                   532,500                6.09       $1.20              $1.18             Jan 25/06
                                  150,000                1.71       $1.70              $1.18        Performance Based(2)
----------------------- ------------------ ------------------- ----------------- ------------------ ---------------------
Douglas Kirwin                    132,500                1.51       $1.20              $1.18             25 Jan/06
                                   50,000                0.57       $1.70              $1.18        Performance Based(2)
----------------------- ------------------ ------------------- ----------------- ------------------ ---------------------
Jaime Troncoso                    126,667                1.45       $1.20              $1.18             Jan 25/06
                                   50,000                0.57       $1.70              $1.18        Performance Based(2)
======================= ================== =================== ================= ================== =====================

(1) Equal to or greater than the weighted average price of the Company's common shares on the TSX for the five trading days preceding the date of grant.

(2) The Performance Based options were granted with specific performance based vesting as follows: the options vest as to 40% upon the realization of one of three specific targets set by the Board and the remaining 60% vest upon a second, yet to be determined, goal to be met..

AGGREGATED OPTION EXERCISES

Other than as described below, no further options were exercised during Fiscal 2001 by the Named Executive Officers.

                          Securities     Aggregate    Unexercised Options at           Value of Unexercised in the
                          Acquired on    Value        December 31, 2001                Money Options at
Name                      Exercise       Realized     (Exercisable/Unexercisable)      December 31, 2001
                                                                                       (Exercisable/Unexercisable)
------------------------------------------------------------------------------------------------------------------------
Daniel Kunz                                           495,400/1,254,600                $354,090/$816,410
------------------------------------------------------------------------------------------------------------------------
Gordon Toll                                           825,000/725,000                  $701,250/$591,250
------------------------------------------------------------------------------------------------------------------------
Edward Rochette                                       227,250/522,750                  $210,038/$369,338
------------------------------------------------------------------------------------------------------------------------
Douglas Kirwin            106,500        $115,575     750/142,750                      $638/$96,338
------------------------------------------------------------------------------------------------------------------------
Jaime Troncoso                                        111,333/138,667                  $74,333/$17,500
------------------------------------------------------------------------------------------------------------------------

PENSION PLANS

The Corporation does not presently provide a pension plan for its directors, executive officers or employees.

COMPOSITION OF COMPENSATION COMMITTEE


During the year ended December 31, 2001, the Compensation and Benefits Committee was comprised of Messrs. Robert Friedland (refer to "Interest of Insiders in Material Transactions"), Gordon L. Toll and R. Edward Flood, who in their capacity as Deputy Chairmen are each an officer and employee of the Company. Mr. Friedland resigned his position on the Compensation and Benefits Committee in the second half of the year ended December 31, 2001.

Directors who were officers or employees of the Company during the financial year ended December 31, 2001, were: Mr. Robert Friedland - Chairman, Mr. R. Edward Flood - Deputy Chairman, Mr. Gordon L. Toll - Deputy Chairman, Mr. Daniel Kunz - President.

REPORT ON EXECUTIVE COMPENSATION

The Corporation's executive compensation program is administered by the Compensation Committee and is designed to be competitive with the executive compensation programs offered by other corporations comparable to the Corporation and, where appropriate, to provide incentives for enhancing of shareholder value. The overall objective of the Corporation's executive compensation program is to attract and retain qualified executives who will contribute to the success of the Corporation, to provide fair and competitive compensation, to align the interests of management with those of shareholders and to reward performance that contributes to the achievement of those objectives. Compensation has been structured so as to link shareholder return, measured by the change in share price, with executive compensation through the use of stock options as the primary element of variable compensation. The Corporation does not offer pension plans to its senior executives.

The cash compensation paid to the Named Executive Officers is intended to be comparable to the cash compensation paid to executive officers of similar companies who have comparable duties and responsibilities.

Submitted on behalf of the Compensation Committee:

Mr. R. Edward Flood
Mr. Gordon L. Toll

PERFORMANCE GRAPH

The following graph compares the cumulative shareholder return on a $100 investment in Common Shares of the Corporation to a similar investment in companies comprising the TSX 300 Total Return Index, including dividend reinvestment, for the period December 31, 1997 to December 31, 2001.

                                  [LINE CHART]

                                 Dec. 31, 1997     Dec. 31, 1998     Dec. 31, 1999    Dec. 31, 2000     Dec. 31, 2001
-------------------------------------------------------------------------------------------------------------------------
Ivanhoe Mines Ltd.                 $  100             $  26            $  35             $  36             $  72
-------------------------------------------------------------------------------------------------------------------------
TSE 300 Total Return Index         $  100             $  97            $ 126             $ 133             $ 115
-------------------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

Currently no fixed compensation is paid to directors of the Corporation for acting as such, although all directors have been granted stock options. The directors may be reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as directors.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Other than "routine indebtedness" as that term is defined in applicable securities legislation, no director or senior officer of the Corporation, or associate or affiliate of any such director or senior officer, is or has been indebted to the Corporation since the beginning of the last completed financial year of the Corporation.

CORPORATE GOVERNANCE

The rules and policies of the Toronto Stock Exchange ("TSX") require corporations listed on the TSX to disclose their corporate governance practices with reference to a series of guidelines for effective corporate governance (the "Guidelines") adopted by the TSX.

The Board of Directors is responsible for supervising the conduct of the Corporation's affairs and the management of its business. The Board's mandate is to set long term goals and objectives for the Corporation, to formulate the plans and strategies necessary to achieve those objectives and to supervise senior management in their implementation. Although the Board delegates the responsibility for managing the day to day affairs of the Corporation to senior management personnel, the Board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Corporation and its business.

The Guidelines recommend that a majority of the directors of a corporation be "unrelated" directors. An "unrelated" director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.

A total of eight (8) persons have been nominated for election as directors at the Meeting. If all such nominees are elected, the Board will consist of four unrelated directors in John Weatherall, Markus Faber, Robert Hanson and Kjeld Thygesen and four related directors in Robert Friedland, Daniel Kunz, Ed Flood and Gordon Toll. Mr. Kunz is a related director in his capacity as President of the Corporation. Mr. Flood is a related director in his capacity as Deputy Chairman of the Corporation. Mr. Toll is a related director in his capacity as Chairman, Chief Executive Officer and director of the Corporation's wholly owned subsidiary, ABM Mining Limited. Mr. R. Friedland, although not a member of the Corporation's management team, works closely with management personnel on matters relating to the implementation of the Corporation's corporate strategy, financing, evaluation of corporate opportunities and investor relations. Mr. R. Friedland does not participate in the day to day management of the Corporation's affairs but is consulted regularly by the management personnel in respect of key management decisions. As such, the Corporation considers Mr.R. Friedland to be a related director. Mr. R. Friedland is also the Corporation's significant shareholder insofar as he holds 50% of the Corporation's common shares and has the ability to exercise a majority of the votes for the election of the Board of Directors. Each of the Corporation's four unrelated directors is unrelated to either the Corporation or Mr. R. Friedland.

At present, committees of the Board consist of an Audit Committee and a Compensation Committee. The Board does not at present maintain a nominating committee or a governance committee. The Board will review the nature, function and composition of its existing committees and consider the need or desirability of creating additional committees such as a nominating committee and a governance committee. The Guidelines recommend that committees consist solely of unrelated directors. Although creating and maintaining committees consisting solely of independent directors is a generally desirable corporate governance objective, the Board is of the view that there may be instances in which the effective functioning of a particular committee favours participation by management directors. The Board will consider the merits of creating committees consisting solely of unrelated directors on a case by case basis in the course of reviewing its existing committee structure. The Audit Committee, comprised of Messrs. Markus Faber, John Weatherall and Kjeld Thygesen, consists solely of unrelated directors. The Compensation Committee comprised of Messrs. Ed Flood and Gordon Toll, consists of two related directors.

The role of the Compensation Committee is primarily to administer the Corporation's Employees' and Directors' Equity Incentive Plan, to determine the recipients of, and the nature and size of share compensation awards granted from time to time, to determine the remuneration of executive officers and to determine any bonuses to be awarded.

The mandate of the Audit Committee is to oversee the Corporation's financial reporting obligations, systems and disclosure, including monitoring the integrity of the

Corporation's financial statements, monitoring the independence and performance of the Corporation's external auditors and acting as a liaison between the Board and the Corporation's auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders, reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Corporation's auditors.

All material matters relating to the Corporation and its business require the prior approval of the Board. Management is authorized to act, without Board approval, on all ordinary course matters relating to the Corporation's business.

The Board will continue to seek additional qualified candidates to augment its experience and expertise and to enhance the Corporation's ability to effectively develop its business interests. Orientation for new directors includes a briefing on the status of the Corporation's business and copies of various pertinent corporate documents, such as recent statutory filings, the Articles and By-Laws of the Corporation, summaries of the corporate and share capital structures and a copy of "The Director's Manual", which provides information on the duties, responsibilities and liabilities of directors.

The Corporation's directors receive no cash compensation for acting as directors and the Board's philosophy is that directors' remuneration should be tied to the objective of enhancing shareholder value. Accordingly, directors of the Corporation are compensated primarily through the grant of stock options.

Although the Board has not, to date, implemented a system which enables an individual director to engage an outside advisor at the expense of the Corporation, the Board has, in the past, approved the engagement of outside advisors by committees of independent directors on an ad hoc basis and would give favourable consideration to a request by an individual director to engage an outside advisor in appropriate circumstances.

The Board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the Board of any major concerns expressed by shareholders.

The Board expects management to efficiently implement its strategic plans for the Corporation, to keep the Board fully apprised of its progress in doing so and to be fully accountable to the Board in respect to all matters for which it has been assigned responsibility.

OTHER BUSINESS

Management of the Corporation is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of the Meeting.

DIRECTORS' APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the Board of Directors of the Corporation.


DATED at Vancouver, British Columbia, as of the 10th day of May, 2002.


BY ORDER OF THE BOARD

"BEVERLY A. BARTLETT"
CORPORATE SECRETARY

                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

                                       AND

                            MANAGEMENT PROXY CIRCULAR

                                       OF

                               IVANHOE MINES LTD.








                               DATED: MAY 10, 2002